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Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We hereby consent to the use in this registration statement on Form SB-2 of our report dated February 28, 2003, relating to the financial statements of Vertical Health Solutions, Inc. as of December 31, 2002 and the reference to our firm as experts in the registration statement

/s/ STARK WINTER SCHENKEIN & CO., LLP
Certified Public accountants


April 21, 2003
Denver, Colorado